Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steve Filton
	Chief Financial Officer	April 27, 2006
610-768-3300

UNIVERSAL HEALTH SERVICES, INC. REPORTS

FIRST QUARTER EARNINGS

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today its results for the first quarter ended March 31, 2006. Reported net income was $51.1 million or $.88 per diluted share during the first quarter of 2006 as compared to $61.4 million or $.99 per diluted share during the comparable prior year quarter. Reported income from continuing operations was $50.5 million or $.87 per diluted share during the first quarter of 2006 as compared to $54.7 million or $.89 per diluted share during the first quarter of 2005. After adjusting for the hurricane-related insurance recoveries and expenses discussed below, our adjusted income from continuing operations was $41.5 million and our adjusted income from continuing operations per diluted share was $.73 during the three-month period ended March 31, 2006.

As indicated on the attached Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information for the Three Months Ended March 31, 2006 and 2005, included in our income from continuing operations and income from continuing operations per diluted share during the first quarter of 2006 are combined after-tax hurricane insurance recoveries, net of hurricane related expenses, of $9.0 million or $.14 per diluted share. These hurricane insurance recoveries and hurricane related expenses were incurred in connection with damage sustained in Louisiana from Hurricane Katrina that resulted in the closure of our Methodist Hospital, Lakeland Medical Pavilion, Chalmette Medical Center and Virtue Street Pavilion during the third quarter of 2005.

Net revenues increased 3% to $1.03 billion during the first quarter of 2006 as compared to $1.01 billion during the first quarter of 2005. Impacting our revenues during the first quarter of 2006 was the loss of revenues generated at our above-mentioned acute care facilities in Louisiana which, on a combined basis, generated $61.2 million of net revenues during the first quarter of 2005. Also, on January 1st of this year, we implemented a formal company-wide uninsured discount policy which has had the effect of lowering both net revenues and the provision for doubtful accounts by approximately $15 million during the first quarter without any significant impact on net income.

At our acute care hospitals owned during both periods, inpatient admissions increased 1.2% and patient days increased 0.2% during the first quarter of 2006 as compared to the comparable 2005 quarter. Since our above-mentioned facilities located in Louisiana have been closed since Hurricane Katrina, the inpatient statistics for those facilities have been excluded from the first quarter of each year. At our behavioral health care facilities owned during both quarters, inpatient admissions increased 5.9% and patient days increased 3.4% during the first quarter of 2006 as compared to the comparable 2005 quarter.

Our operating margin (as calculated on the attached Schedule of Non-GAAP Supplemental Consolidated Income Statement Information), decreased to 13.6% during the three-month period ended March 31, 2006 as compared to 15.9% during the same period of the prior year. The operating margin at our acute care hospitals owned during both periods (“same facility basis”) decreased to 14.7% during the three months ended March 31, 2006 as compared to 17.7% during the three months ended March 31, 2005. On a same facility basis, the operating margin at our behavioral health hospitals increased to 25.3% during the first quarter of 2006 from 24.6% during the comparable quarter of the prior year.

Our provision for doubtful accounts was 7.3% during the first quarter of 2006 as compared to 8.2% during the comparable prior year quarter. Exclusive of the impact of the uninsured discount implemented at the beginning of this year, the provision for doubtful accounts would have been 8.6% of net revenues during the first quarter of 2006 as compared to 8.2% during the prior year’s first quarter. The increase resulted primarily from an increase in the number of uninsured patients treated at our acute care hospitals.

We will hold a conference call for investors and analysts at 9:00 a.m. Eastern Time on April 28, 2006. The dial-in number is 1-877-648-7971. A digital recording of the conference call will be available two hours after the completion of the conference call on April 28, 2006 and will continue through midnight on May 5, 2006. The recording can be accessed by calling 1-800-642-1687 and entering the conference ID number 7813878.

This call will also be available live over the internet at our web site at www.uhsinc.com. It will also be distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at http://www.companyboardroom.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

Universal Health Services, Inc. is one of the nation’s largest hospital companies, operating acute care and behavioral health hospitals and ambulatory centers nationwide and in Puerto Rico. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT). For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in “Risk Factors” on pages 24 through 30 and in

“Forward-Looking Statements and Risk Factors” on pages 39 and 40 of our Form 10-K for the year ended December 31, 2005), may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that operating income, operating margin, adjusted income from continuing operations, adjusted income from continuing operations per diluted share, adjusted net income, adjusted net income per diluted share, adjusted operating income and adjusted operating margin, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of items that are nonrecurring or non-operational in nature such as, gains on sales of assets and businesses, Hurricane related expenses and insurance recoveries, and other amounts reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this Report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2005. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.

Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended March 31,
	2006	2005
Net revenues	$1,034,289	$1,006,645

Operating charges:
Salaries, wages and benefits	442,232	406,340
Other operating expenses	248,101	231,165
Supplies expense	128,513	126,536
Provision for doubtful accounts	75,007	82,408
Depreciation and amortization	39,030	39,696
Lease and rental expense	16,232	15,467
Hurricane related expenses	6,904	—
Hurricane insurance recoveries	(22,291)	—

	933,728	901,612

Income before interest expense, minority interests and income taxes	100,561	105,033

Interest expense, net	8,525	10,676
Minority interests in earnings of consolidated entities	11,177	7,919

Income before income taxes	80,859	86,438

Provision for income taxes	30,367	31,748

Income from continuing operations	50,492	54,690

Income from discontinued operations, net of income tax expense (a)	592	6,719

Net income	$51,084	$61,409

Basic earnings per share: (b)
From continuing operations	$0.94	$0.95
From discontinued operations	0.01	0.12

Total basic earnings per share	$0.95	$1.07

Diluted earnings per share: (b)
From continuing operations	$0.87	$0.89
From discontinued operations	0.01	0.10

Total diluted earnings per share	$0.88	$0.99

Universal Health Services, Inc.

Footnotes to Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended March 31,
	2006	2005
(a) Calculation of income from discontinued operations, net of income tax:

Income from operations	$940	$4,936
Gains on divestitures	—	9,096
Asset impairment charge	—	(3,105)

Income from discontinued operations, pre-tax	940	10,927
Income tax provision	(348)	(4,208)

Income from discontinued operations, net of income tax expense	$592	$6,719

(b) Earnings per share calculation:

Basic:
Income from continuing operations	$50,492	$54,690
Less: Dividends on unvested restricted stock, net of taxes	(23)	(27)

Income from continuing operations - basic	$50,469	$54,663
Income from discontinued operations	592	6,719

Net income - basic	$51,061	$61,382

Weighted average number of common shares - basic	53,768	57,523

Basic earnings per share:
From continuing operations	$0.94	$0.95
From discontinued operations	0.01	0.12

Total basic earnings per share	$0.95	$1.07

Diluted:
Income from continuing operations	$50,492	$54,690
Less: Dividends on unvested restricted stock, net of taxes	(23)	(27)
Add: Debenture interest, net of taxes	2,457	2,382

Income from continuing operations - diluted	$52,926	$57,045
Income from discontinued operations	592	6,719

Net income - diluted	$53,518	$63,764

Weighted average number of common shares	53,768	57,523
Add: Shares for conversion of convertible debentures	6,577	6,577
Other share equivalents	161	316

Weighted average number of common shares and equiv. - diluted	60,506	64,416

Diluted earnings per share:
From continuing operations	$0.87	$0.89
From discontinued operations	0.01	0.10

Total diluted earnings per share	$0.88	$0.99

Universal Health Services, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31, 2006	December 31, 2005
Assets:
Cash and cash equivalents	$8,211	$7,963
Accounts receivable, net	547,800	499,726
Other current assets	102,568	100,609
Property, plant and equipment, net	1,510,193	1,429,653
Other assets	816,275	820,758

Total Assets	$2,985,047	$2,858,709

Liabilities and Stockholders’ Equity:
Current portion of long-term debt	$3,999	$5,191
Other current liabilities	610,750	518,979
Other noncurrent liabilities	300,716	289,195
Long-term debt	603,533	637,654
Deferred income taxes	41,281	42,713
Minority interest	170,222	159,879
Stockholders’ equity	1,254,546	1,205,098

Total Liabilities and Stockholders’ Equity	$2,985,047	$2,858,709

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information

For the Three Months Ended March 31, 2006 and 2005

(in thousands, except per share amounts)

(unaudited)

	Three months ended March 31, 2006		Three months ended March 31, 2005
Net revenues	$1,034,289	100.0%	$1,006,645	100.0%
Operating charges:
Salaries, wages and benefits	442,232	42.8%	406,340	40.4%
Other operating expenses	248,101	24.0%	231,165	23.0%
Supplies expense	128,513	12.4%	126,536	12.6%
Provision for doubtful accounts	75,007	7.3%	82,408	8.2%

	893,853	86.4%	846,449	84.1%

Operating income/margin	140,436	13.6%	160,196	15.9%

Lease and rental expense	16,232		15,467
Minority interests in earnings of consolidated entities	11,177		7,919

Earnings before depreciation and amortization, interest expense, and income taxes (“EBITDA”)	113,027		136,810

Hurricane related expenses	6,904		—
Hurricane insurance recoveries	(22,291)		—
Depreciation and amortization	39,030		39,696
Interest expense, net	8,525		10,676

Income before income taxes	80,859		86,438
Provision for income taxes	30,367		31,748

Income from continuing operations	50,492		54,690
Income from discontinued operations, net of income taxes	592		6,719

Net income	$51,084		$61,409

	Three months ended March 31, 2006		Three months ended March 31, 2005
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Income from Continuing Operations
Income from continuing operations	$50,492	$0.87	$54,690	$0.89
Add: Hurricane related expenses, net of minority interests and income taxes	4,073	0.07	—	—
Less: Hurricane related insurance recoveries, net of minority interests and income taxes	(13,055)	(0.21)	—	—

Adjusted income from continuing operations	$41,510	$0.73	$54,690	$0.89

Universal Health Services, Inc.

Supplemental Statistical Information

(unaudited)

% Change
Quarter Ended 3/31/2006
Same Facility:

Acute Care Hospitals
Revenues	3.1%
Adjusted Admissions	1.8%
Adjusted Patient Days	1.2%
Revenue Per Adjusted Admission	1.3%
Revenue Per Adjusted Patient Day	2.0%

Behavioral Health Hospitals

Revenues	9.8%
Adjusted Admissions	6.1%
Adjusted Patient Days	3.5%
Revenue Per Adjusted Admission	3.4%
Revenue Per Adjusted Patient Day	6.1%

	First Quarter Ended
	3/31/2006	3/31/2005
UHS Consolidated
Revenues	$1,034,289	$1,006,645
EBITDA (1)	$113,027	$136,810
EBITDA Margin (1)	10.9%	13.6%

Cash Flow From Operations	$110,325	$134,612
Days Sales Outstanding	48	45
Capital Expenditures	$83,188	$57,920

Debt (net of cash)	599,321	646,322
Shareholders Equity	1,254,546	1,274,895
Debt / Total Capitalization	32.3%	33.6%
Debt / EBITDA (2)	1.43	1.30
Debt / Cash From Operations (2)	1.49	1.49

Acute Care EBITDAR Margin (3)	14.7%	17.0%
Behavioral Health EBITDAR Margin (3)	23.2%	24.6%

(1)	Net of Minority Interest
(2)	Latest 4 quarters
(3)	Before Corporate overhead allocation and minority interest

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

MARCH 31, 2006

AS REPORTED:

	For the three months ended
	Acute (1) (2)%			Behavioral Health		%
	03/31/06	03/31/05		03/31/06	03/31/05
Hospitals owned and leased	21	24	-12.5%	75	44	70.5%
Average licensed beds	4,989	5,549	-10.1%	6,397	4,414	44.9%
Patient days	283,248	312,500	-9.4%	451,885	325,874	38.7%
Average daily census	3,147.2	3,472.2	-9.4%	5,020.9	3,620.8	38.7%
Occupancy-licensed beds	63.1%	62.6%	0.8%	78.5%	82.0%	-4.3%
Admissions	63,167	67,091	-5.8%	28,072	25,045	12.1%
Length of stay	4.5	4.7	-3.7%	16.1	13.0	23.7%

Inpatient revenue	$1,941,155	$1,946,868	-0.3%	$409,400	$325,897	25.6%
Outpatient revenue	708,511	690,580	2.6%	53,274	48,515	9.8%
Total patient revenue	2,649,666	2,637,448	0.5%	462,674	374,412	23.6%
Other revenue	12,523	13,116	-4.5%	8,075	7,960	1.4%
Gross hospital revenue	2,662,189	2,650,564	0.4%	470,749	382,372	23.1%

Total deductions	1,892,237	1,843,940	2.6%	217,121	192,812	12.6%

Net hospital revenue	$769,952	$806,624	-4.5%	$253,628	$189,560	33.8%

SAME FACILITY:

	Acute (1) (3)%			Behavioral Health (4)%
	03/31/06	03/31/05		03/31/06	03/31/05
Hospitals owned and leased	21	21	0.0%	44	44	0.0%
Average licensed beds	4,989	5,004	-0.3%	4,455	4,414	0.9%
Patient days	283,248	282,627	0.2%	336,951	325,872	3.4%
Average daily census	3,147.2	3,140.3	0.2%	3,743.9	3,620.8	3.4%
Occupancy-licensed beds	63.1%	62.8%	0.5%	84.0%	82.0%	2.4%
Admissions	63,167	62,413	1.2%	26,530	25,045	5.9%
Length of stay	4.5	4.5	-1.0%	12.7	13.0	-2.4%

(1)	Does not include hospitals located in France or discontinued operations.
(2)	Does not include discontinued operations. Licensed beds from our Acute care hospitals located in New Orleans are excluded in 2006.
(3)	Discontinued operations and our three acute care hospitals located in New Orleans are excluded in current and prior years.
(4)	Ascent, Boulder Creek, Center for Change, King George School, Northwest Academy, Wyoming Behavioral and the Keystone facilities are excluded in current and prior year.